TRANSFER AND ASSIGNMENT AGREEMENT


This ASSIGNMENT AGREEMENT is made as of April 1, 2000 (the "Effective Date"), between Hidenet Secure Architectures Ltd. ("Assignor") and Network Privacy.Com Inc. ("Assignee").

Whereas Assignor is the owner of certain intellectual property, relating to data encryption and filtering, including without limitation the intellectual property specified in Exhibit A attached hereto (the "Intellectual Property").

Whereas Assignor is the owner of certain equipment specified in Exhibit B attached hereto (the "Assets").

Whereas Assignor desires to assign such Intellectual Property rights and transfer such Equipment to Assignee and Assignee desires to buy such Intellectual Property rights and Equipment, all in accordance with the terms and conditions of this Agreement, and

NOW, THEREFORE the parties hereby agree as follows:

1.      Assignment of Rights, Transfer of Equipment.
        -------------------------------------------
                  Effective as of the date of this Agreement, Assignor hereby assigns all of Assignor's right, title and interest in and to both the tangible and the intangible property constituting the Intellectual Property, and transfers the Equipment, in consideration for the payment under section 3 below.

2.      Assistance.
        ----------
                  Assignor shall assist the Assignee in every proper way upon request to obtain for its benefit patents, copyrights, trade names, trademarks, service names and service marks for any and all the Intellectual Property (the "IP Rights"). The IP Rights and any registration and applications therefore are to be, and remain, the exclusive property of the Assignee. Assignor agrees that, it will, whenever so requested by the Assignee, make, execute and deliver to the Assignee without charge, any and all applications, assignments and all other instruments which the Assignee shall deem necessary or appropriate in order to apply for and obtain such IP Rights or in order to assign and convey to the Assignee the sole and exclusive right, title and interest therein and thereto.

3.      Consideration.
        -------------
                  In consideration for the assignment of the IP Rights and transfer of Equipment, the Assignee shall pay the assignor, an amount equal to US $325,000. The Assignee shall pay the aforementioned consideration and interest immediately upon the completion of a private placement investment or within 24 months from the Effective Date, which ever comes first, provided, however, that such payments shall be due immediately in the event that Assignee transfers, assigns or sell its rights in the IP within the 24-month period.

4.      Royalties.
        ---------
4.1 In addition to the Consideration specified in Section 3 above, the Assignee shall pay the Assignor in consideration of the assignment of the IP Rights, royalties equal to 1.0% of the sales proceeds actually received by the Assignee within 2 years from the Effective Date.
4.2 The Royalties shall be paid quarterly within 45 days of the end of the applicable quarter with respect to sales proceeds actually obtained during the preceding fiscal quarter.

5.      Miscellaneous.
        -------------

5.1              Entire  Agreement.   This  Agreement   constitutes  the  entire
                 ----------------
                      understanding of the parties with respect to the subject matter hereof and supersedes all prior written and oral understandings. This Agreement may not be modified or amended except by a written agreement signed by the parties hereto.

5.2              Governing Law.  This Agreement shall be governed by the laws of
                 -------------
                      the  State  of  Israel,   without  giving  effect  to  its
                      principles on conflict of law.

5.3              Assignment.  This Agreement may not be assigned by either party
                 ----------
                      without the prior written consent of the other party.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

---------------------------                 ---------------------------
Hidenet Secure Architectures, Ltd.          NetworkPrivacy.Com, Inc.

By:    /s/ Ron Fussman                      By:    /s/ Robert Friedman
    -----------------------------               -----------------------------

Name:  Ron Fussman                          Name:  Robert Friedman
    -----------------------------               -----------------------------

Title: President                            Title: Chief Executive Officer
    -----------------------------               -----------------------------



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                                          Exhibit A

Intellectual Property, transferred on an agreement between Assignor Royce Investment Group, Uriel Ginzburg, Jonathan Levin and John Federman, dated June 11, 1999, attached hereto as Schedule 1.

U.S. Patent Application No. 09/438.973 titled "Method and System for Data Encryption and Filtering" filed on October 21, 1999.

                                          Exhibit B

All office equipment including but not limited to: Computers, Telephones, Fax and copy machines, all furniture, etc.